UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2014

US HIGHLAND, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

000-54624
(Commission File Number)

1411 N. 105th East Avenue
Tulsa, Oklahoma 74116
(Address of principal executive offices)

(918)-895-8300
(Issuer's telephone number)

____________________________________________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on the Form 10-Q for the quarter ended March 31, 2014 filed by US Highland, Inc. (the “Company”) with the Securities and Exchange Commission on May 23, 2014, Mr. John Fitzpatrick, III, who was acting as the chief executive officer and president of the Company, informed the Company that he would not be continuing in his positions with the Company when he was notified that his employment agreement was being terminated in accordance with its terms. Accordingly, on May 27, 2014, the Board of Directors of the Company appointed Josh W. Whitaker as the interim chief executive officer and president of the Company and as a director of the Company, to serve until his successor is duly appointed and qualified.

Josh W. Whitaker, 40, was Vice President/Partner D2M from June 2010 through Jan. 2014 and continues to sit on the board of directors, where he is responsible for company strategy, branding, sales, marketing, product development, brand strategy, vertical sales partnerships and technology licensing. From Jan. 2010 through May 2011 he was President of Moverati, a event promotions technology company providing services to the Superbowl, NFL.com and Under Armour. From Jan 2008 through April 2014 he was a marketing consultant for Red Bull North America, providing strategic guidance, feasibility studies, and project management. Mr. Whitaker received a BBA in Marketing from the University of North Texas in 1997.

Mr. Whitaker is not a director in any other reporting companies. Mr. Whitaker has not been affiliated with any company that has filed for bankruptcy within the last five years. He does not have any familial relationships with any other directors or executive officers of the Company. There were no transactions since January 1, 2011, or any proposed transactions, to which the Company was or is to be a party, in which Mr. Whitaker had or is to have a direct or indirect material interest.

The Company entered into an Interim CEO Employment Agreement with Mr. Whitaker providing for a monthly salary of $12,000 and $900 a month for health insurance. The agreement will terminate in six months unless the parties enter into another agreement. Each party has the right to terminate the agreement upon 30 days’ prior notice. For all the terms and conditions of the agreement, reference is hereby made to such agreement annexed hereto as Exhibit 10.1. All statements made herein concerning the foregoing agreement are qualified by references to said exhibit.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit 10.1	Interim CEO Employment Agreement, dated May 28, 2014, between US Highland, Inc. and Josh Whitaker

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US HIGHLAND, INC.

Dated: May 30, 2014	By:	/s/ Josh W. Whitaker
Josh W. Whitaker
Interim President and Chief Executive Officer

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